Exhibit 23.1

Report and Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

AMN Healthcare Services, Inc.:

The audits referred to in our report dated March 9, 2006 included the related financial statement schedule as of December 31, 2005, and for each of the years in the three-year period ended December 31, 2005, included in the 2005 Annual Report on Form 10-K of AMN Healthcare Services, Inc. and subsidiaries (the Company). This financial statement schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion on this financial statement schedule based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We consent to incorporation by reference in the registration statement No. 333-117695 on Form S-8 of AMN Healthcare Services, Inc. of our reports dated March 9, 2006, relating to the consolidated balance sheets of AMN Healthcare Services, Inc. and subsidiaries, as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders’ equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 2005 and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and on the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 Annual Report on Form 10-K of AMN Healthcare Services, Inc. Our report dated March 9, 2006, on management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2005, contains an explanatory paragraph that states that the Company acquired The MHA Group, Inc. and subsidiaries (the “acquired entity”) during 2005, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2005, the acquired entity’s internal control over financial reporting associated with the total assets of $73.5 million and total revenues of $53.3 million included in the consolidated financial statements of the Company as of and for the year ended December 31, 2005. Our audit of internal control over financial reporting of the Company also excluded an evaluation of the internal control over financial reporting of the acquired entity.

/s/ KPMG LLP

San Diego, California
March 9, 2006